UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2008

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Financial Officer and Director

On August 26, 2008, Francis P. Barton notified the Company of his intention to retire as Executive Vice President and Chief Financial Officer of UTStarcom, Inc. (the “Company”) and as a member of the Board of Directors of the Company (the “Board”), effective as of August 31, 2008.

In connection with Mr. Barton’s retirement, the Compensation Committee of the Board approved a package to Mr. Barton which included:  (i) a payment in the amount of $380,000, less applicable withholding; and (ii) acceleration of vesting of a total of 876,844 shares of restricted stock and restricted stock units granted to Mr. Barton pursuant to the terms of the Retention Agreement entered into between Mr. Barton and the Company on November 30, 2007 (the “Retention Agreement”), the material terms of which were previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2007 and a copy of which was filed as Exhibit 10.2 thereto.  The shares subject to acceleration of vesting are those shares of restricted stock and restricted stock units that would have otherwise vested on November 30, 2008 pursuant to the terms of the Retention Agreement had Mr. Barton remained employed by the Company through that date. In addition, Mr. Barton’s outstanding vested stock options will remain exercisable for twelve (12) months from the date of his retirement.  As a condition to receiving the package from the Company, Mr. Barton is required to sign and not revoke a waiver and release of all claims arising out of, or related to, his employment.

Appointment of Interim Chief Financial Officer

On August 26, 2008, the Board appointed Viraj Patel, the Company’s current Vice President, Corporate Controller and Chief Accounting Officer, as the Company’s Interim Chief Financial Officer while a search is conducted for Mr. Barton’s permanent replacement.  Mr. Patel’s appointment is effective as of September 1, 2008.

Mr. Patel has served as the Company’s Vice President, Corporate Controller and Chief Accounting Officer since November 2005. Prior to joining the Company, Mr. Patel was Vice President of Finance for Celera Group from July 2005 to October 2005. Mr. Patel also served as Vice President of Finance for Nektar Therapeutics from March 2004 until June 2005. From November 2003 to March 2004, Mr. Patel served as an interim Corporate Controller for Extreme Networks. From 1999 to 2002, Mr. Patel was the Chief Financial Officer of Avanti Corporation. Prior to joining Avanti Corporation, Mr. Patel worked for Pall Corporation from 1989 through 1999 where he served as the Chief Accounting Officer.  Mr. Patel began his career at PricewaterhouseCoopers in 1982.  Mr. Patel is a Certified Public Accountant from the State of New York, a member of the New York State Society of CPAs and a member of the American Institute of Certified Public Accountants.

Mr. Patel participates in the Company’s Executive Involuntary Termination Severance Pay Plan (the “Plan”), the material terms of which have been previously disclosed by the Company on its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2008 and which are incorporated herein by reference thereto.  A copy of the Plan is filed as Exhibit 10.4 to that Form 8-K.

Resignation of Named Executive Officer

On August 27, 2008, David A.J. King, a named executive officer of the Company, tendered his resignation as Senior Vice President of International Sales and Marketing effective as of August 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: August 28, 2008	By:	/s/ Susan Marsch
	Name:	Susan Marsch
	Title:	Vice President and General Counsel